UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

         Date of Report (Date of earliest event reported): May 12, 2010


                               CORNERSTONE BANCORP


Incorporated under the    Commission File No. 000-51950        I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-1077978

                              1670 East Main Street
                          Easley, South Carolina 29640

                            Telephone: (864) 306-1444

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) [] under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

         On May 12, 2010, Cornerstone National Bank, the wholly-owned subsidiary of Cornerstone Bancorp, entered into a formal agreement with the Office of the Comptroller of the Currency (the "OCC") for the bank to take various actions with respect to the operation of the bank. The actions include:

          (a) creation of a committee of the bank's board of directors to monitor compliance with the agreement and make quarterly reports to the board of directors and the OCC;

          (b)  assessment and evaluation of management and members of the board;

          (c) development, implementation and adherence to a written program to improve the bank's loan portfolio management;

          (d) protection of its interest in its criticized assets (those assets classified as "loss," "doubtful," "substandard," or "special mention" by internal or external loan review or examination), and adoption, implementation and adherence to a written program designed to eliminate the basis of the criticism, as well as restricting further extensions of credit to borrowers whose loans are subject to criticism;

          (e) adoption, implementation and adherence to a written concentration management program that appropriately identifies and manages concentrations of credit risk;

          (f) development and implementation of a written strategy to reduce commercial real estate concentrations;

          (g) adoption, implementation and adherence to a strategic plan, and adoption, implementation and adherence to a capital program and a profit plan consistent with the strategic plan;

          (h)  ensuring that the level of liquidity at the bank is sufficient to
               sustain  the  bank's   current   operations   and  withstand  any
               anticipated or extraordinary demand; and

          (i) obtaining a determination of no supervisory objection from the OCC before accepting brokered deposits.


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         Additionally,  the bank is required by the agreement to submit numerous periodic reports to the OCC regarding various aspects of the foregoing actions.

         The agreement resulted from the OCC's examination of the bank begun in the fourth quarter of 2009. Since the early part of 2009, the bank has experienced an increase in criticized assets as the economy in the bank's primary lending areas has come under increasing downward pressure. The substantive actions called for by the agreement should strengthen the bank and make it more efficient in the long-term. Implementation of the agreement will increase the bank's administrative costs somewhat in the near-term, but the amount of such increase is not expected to be material to the Registrant.




























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


                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         CORNERSTONE BANCORP
                                         (Registrant)

Date: May 17, 2010                       By: /s/ J. Rodger Anthony
                                         ---------------------------------------
                                         J. Rodger Anthony
                                         President and Chief Executive Officer






























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